Exhibit 99.1

INCOME FUND

TEN, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2011

Letter from the CEOs                                                                                                                                        As of August 29, 2011

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the second quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

Fund Ten entered its liquidation period on May 1, 2010.  During the liquidation period, distributions generated from net rental and loan income and proceeds from equipment sales generally fluctuate as remaining leases and loans come to maturity or equipment is sold.  During the second quarter of 2011, we made distributions in the aggregate amount of $555,562.

Among the assets we own are 35.70% interests in two Aframax product tankers, the M/V Eagle Carina and the M/V Eagle Corona, that are bareboat chartered to AET Inc. Limited, a leading worldwide petroleum shipping company.  The bareboat charters are set to expire in November 2013.

On April 29, 2011, we sold the cranes on lease to WPS, Inc. to Louisiana Machinery Company, LLC and received net proceeds of approximately $197,000.  We received a cash-on-cash return of approximately 191% in rental and sale proceeds related to this investment.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Ten, LLC

Second Quarter 2011 Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

On May 1, 2010, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental and loan income or equipment sales when realized.  In some months, the distribution may be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2011, our portfolio consisted primarily of the following investments.

•
A 35.70% interest in the M/V Eagle Carina (“Eagle Carina”), an Aframax product tanker, which was purchased for $39,010,000.  The purchase price was comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

•
A 35.70% interest in the M/V Eagle Corona (“Eagle Corona”), an Aframax product tanker, which was purchased for $41,270,000.  The purchase price was comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
Four promissory notes (the “Notes”) that are secured by an underlying pool of leases for point of sale equipment. The Notes were purchased at a significant discount for the aggregate purchase price of approximately $31,573,000.  Our share of the purchase price was approximately $3,868,000.  Interest on the Notes accrues at rates ranging from 9.47% to 9.90% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.

•
Hospital bedside entertainment and communication terminals that were subject to lease with Premier Telecom Contracts Limited (“Premier”).  The equipment was purchased for approximately $13,945,000 and the lease was scheduled to expire on December 31, 2012.  On January 30, 2009, the lease with Premier was restructured in exchange for control of the parent company of Premier, Pretel Group Limited (“Pretel”), until such time as our expected return on this investment is achieved.  On December 31, 2010, the lease financing with Premier was terminated in consideration for shares in Pretel equal to the outstanding balance of the lease financing.  In January 2011, we sold 25% of Pretel to its new Chief Executive Officer for £100,000.

•
Two container vessels, the M/V Dubai Star, (f/k/a the M/V ZIM Korea) and the M/V China Star (f/k/a the M/V ZIM Canada), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd. through March 31, 2016 and March 31, 2017, respectively.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in non-recourse loans.  We, through our wholly owned subsidiaries, satisfied all of the non-recourse loan obligations with respect to the container vessels and, as a result, all charter hire payments are being paid directly to us.

•
A 49% interest in the M/T Mayon Spirit (the “Mayon Spirit”), an Aframax product tanker which was purchased for approximately $40,250,000.  The purchase price was comprised of approximately $15,312,000 in cash and a non-recourse loan in the amount of approximately $24,938,000.  The Mayon Spirit was subject to a forty-eight month bareboat charter with affiliates of Teekay Corporation, which expired in July 2011.  On July 25, 2011, we partially satisfied approximately $2,000,000 of the non-recourse loan obligations in connection with the Mayon Spirit. Our Manager is currently remarketing the Mayon Spirit for sale.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations, and operations personnel costs, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $5,556 and $21,213 for the three and six months ended June 30, 2011, respectively.  Additionally, our Manager’s interest in our net loss was $37,853 and $73,626 for the three and six months ended June 30, 2011, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2011	2010	2011	2010
ICON Capital Corp.	Manager	Management fees (1)	$144,496	$208,056	$269,590	$437,141
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	285,607	282,593	452,970	478,520
			$430,103	$490,649	$722,560	$915,661

(1) Amount charged directly to operations.

At June 30, 2011, we had an obligation of $134,824 due to our Manager and its affiliates, which consisted primarily of administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	June 30,
	2011	December 31,
	(unaudited)	2010
Current assets:
Cash and cash equivalents	$3,359,516	$2,740,590
Current portion of net investment in finance leases	-	616,088
Current portion of notes receivable	540,491	-
Service contracts receivable	199,667	441,742
Equipment held for sale	23,393	23,393
Other current assets	728,338	845,417

Total current assets	4,851,405	4,667,230

Non-current assets:
Net investment in finance leases, less current portion	38,095,796	35,901,863
Leased equipment at cost (less accumulated depreciation of
$22,057 and $900,124, respectively)	2,135	18,115
Fixed assets (less accumulated depreciation of
$4,818,480 and $3,909,365, respectively)	2,139,195	2,804,715
Notes receivable, less current portion	209,478	-
Investments in joint ventures	13,503,857	24,531,251
Investments in unguaranteed residual values	-	128,368
Other non-current assets, net	67,811	83,213

Total non-current assets	54,018,272	63,467,525

Total Assets	$58,869,677	$68,134,755

Liabilities and Equity

Current liabilities:
Due to Manager and affiliates	$134,824	$171,156
Accrued expenses	159,979	202,908
Other current liabilities	1,756,294	1,820,329

Total Liabilities	2,051,097	2,194,393

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	59,048,696	68,395,072
Manager	(715,981)	(621,572)
Accumulated other comprehensive loss	(1,983,216)	(1,964,780)

Total Members' Equity	56,349,499	65,808,720

Noncontrolling Interests	469,081	131,642

Total Equity	56,818,580	65,940,362

Total Liabilities and Equity	$58,869,677	$68,134,755

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Rental income	$133,394	$1,395,422	$293,591	$3,535,258
Finance income	1,567,503	1,398,737	3,087,808	2,742,958
Servicing income	1,203,051	1,308,802	2,451,398	2,798,091
(Loss) income from investments in joint ventures	(4,449,584)	713,754	(8,959,547)	1,409,056
Net gain (loss) on sales of equipment and unguaranteed residual values	209,858	(35,637)	798,747	158,970
Interest and other income	88,303	50,624	184,140	90,206

Total revenue	(1,247,475)	4,831,702	(2,143,863)	10,734,539

Expenses:
Management fees - Manager	144,496	208,056	269,590	437,141
Administrative expense reimbursements - Manager	285,607	282,593	452,970	478,520
General and administrative	1,770,355	1,802,413	3,713,893	3,302,522
Interest	3,708	10,091	10,056	18,669
Loss on guaranty	-	807,057	-	807,057
Depreciation and amortization	389,427	1,293,902	791,935	2,951,032

Total expenses	2,593,593	4,404,112	5,238,444	7,994,941

Net (loss) income	(3,841,068)	427,590	(7,382,307)	2,739,598

Less: Net (loss) income attributable to noncontrolling interests	(55,803)	70,743	(19,771)	173,924

Net (loss) income attributable to Fund Ten	$(3,785,265)	$356,847	$(7,362,536)	$2,565,674

Net (loss) income attributable to Fund Ten allocable to:
Additional Members	$(3,747,412)	$353,279	$(7,288,911)	$2,540,017
Manager	(37,853)	3,568	(73,625)	25,657

	$(3,785,265)	$356,847	$(7,362,536)	$2,565,674

Weighted average number of additional
shares of limited liability company interests outstanding	148,211	148,211	148,211	148,211

Net (loss) income attributable to Fund Ten per weighted
average additional share of limited liability company interests outstanding	$(25.28)	$2.38	$(49.18)	$17.14

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive Loss	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2010	148,211	$68,395,072	$(621,572)	$(1,964,780)	$65,808,720	$131,642	$65,940,362

Comprehensive income:
Net (loss) income	-	(3,541,498)	(35,773)	-	(3,577,271)	36,032	(3,541,239)
Change in valuation of interest
rate swap contracts	-	-	-	90,447	90,447	-	90,447
Currency translation adjustments	-	-	-	142,021	142,021	-	142,021
Total comprehensive income	-	-	-	232,468	(3,344,803)	36,032	(3,308,771)
Stock based compensation in subsidiary		221,553	2,238		223,791	74,597	298,388
Investment by noncontrolling interest in subsidiary		(611,132)	(6,173)		(617,305)	775,944	158,639
Cash distributions	-	(1,550,015)	(15,657)	-	(1,565,672)	(122,407)	(1,688,079)

Balance, March 31, 2011 (unaudited)	148,211	62,913,980	(676,937)	(1,732,312)	60,504,731	895,808	61,400,539

Comprehensive income:
Net loss	-	(3,747,412)	(37,853)	-	(3,785,265)	(55,803)	(3,841,068)
Change in valuation of interest
rate swap contracts	-	-	-	14,334	14,334	-	14,334
Currency translation adjustments	-	204,595	2,067	(265,238)	(58,576)	27,815	(30,761)
Total comprehensive income	-	-	-	(250,904)	(3,829,507)	(27,988)	(3,857,495)
Stock based compensation in subsidiary		227,539	2,298		229,837	76,612	306,449
Cash distributions	-	(550,006)	(5,556)	-	(555,562)	(475,351)	(1,030,913)

Balance, June 30, 2011 (unaudited)	148,211	$59,048,696	$(715,981)	$(1,983,216)	$56,349,499	$469,081	$56,818,580

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(7,382,307)	$2,739,598
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Finance income	(3,087,808)	(2,742,958)
Loss (income) from investments in joint ventures	8,959,547	(1,409,056)
Net gain on sales of equipment and unguaranteed residual values	(798,747)	(158,970)
Depreciation and amortization	791,935	2,951,032
Loss on guaranty	-	807,057
Stock based compensation	604,838	-
Loss on financial instruments	6,406	4,122
Changes in operating assets and liabilities:
Collection of finance leases	1,509,963	1,379,448
Service contracts receivable	226,195	108,397
Other assets, net	599,870	(124,061)
Deferred revenue	-	(7,126)
Due to/from Manager and affiliates, net	(34,382)	39,699
Accrued expenses	(168,043)	(51,696)
Other current liabilities	119,278	(298,783)
Distributions from joint ventures	333,917	287,923

Net cash provided by operating activities	1,680,662	3,524,626

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	457,368	480,149
Repayments of note receivable	465,822	-
Purchase of equipment	-	(3,236)
Investments in joint ventures	(10,286)	-
Distributions received from joint ventures in excess of profits	597,583	1,590,840

Net cash provided by investing activities	1,510,487	2,067,753

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	-	1,350,000
Repayments of revolving line of credit, recourse	-	(100,000)
Proceeds from sale of subsidiary shares	158,638	-
Cash distributions to members	(2,121,234)	(6,071,623)
Distributions to noncontrolling interests	(597,758)	(788,032)

Net cash used in financing activities	(2,560,354)	(5,609,655)

Effects of exchange rates on cash and cash equivalents	(11,869)	(59,884)

Net increase (decrease) in cash and cash equivalents	618,926	(77,160)
Cash and cash equivalents, beginning of the period	2,740,590	2,428,058

Cash and cash equivalents, end of the period	$3,359,516	$2,350,898

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010
Supplemental disclosure of non-cash investing and financing activities:
Transfer from leased equipment at cost to net investment in finance leases	$-	$2,440,135
Exchange of investment in joint venture for notes receivable	$1,251,414	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.